EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Administrator and Participants of the
Flotek Industries, Inc. 2012 Employee Stock Purchase Plan:

We hereby consent to the incorporation by reference in the Registration Statements filed (Nos. 333-157276, 333-172596, 333-174983, 333-183617, 333-198757 and 333-213407) on Form S-8 of Flotek Industries, Inc. and subsidiaries (the “Company”) of our report dated March 30, 2017, relating to our audits of the financial statements which appears in the Annual Report on Form 11-K of Flotek Industries, Inc. 2012 Employee Stock Purchase Plan for the year ended December 31, 2017.

/s/ Hein & Associates LLP

Houston, Texas
April 2, 2018